SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM T-1

                     STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
         OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                 --------------------------------

                THE FIRST NATIONAL BANK OF CHICAGO
       (Exact name of trustee as specified in its charter)

    A National Banking Association               36-0899825
                                            (I.R.S. employer
                                             identification
                                                  number)

One First National Plaza, Chicago, Illinois              60670-0126
 (Address of principal executive offices)                (Zip Code)

                The First National Bank of Chicago
               One First National Plaza, Suite 0286
                  Chicago, Illinois   60670-0286
     Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
    ---------------------------------------------------------
    (Name, address and telephone number of agent for service)

                    --------------------------

                           EQUIFAX INC.
       ---------------------------------------------------
       (Exact name of obligor as specified in its charter)

        Georgia                              57-0401110
-------------------------------      ----------------------
(State or other jurisdiction of         (I.R.S. employer
incorporation or organization)       identification number)


     1600 Peachtree Street, N.W.
     Atlanta, Georgia                                  30309
----------------------------------------            ----------
(Address of principal executive offices)            (Zip Code)


                         Debt Securities
                -------------------------------
                (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  LIST OF EXHIBITS.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2.  A copy of the certificates of authority
              of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.



          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of March, 1998.


                                   The First National Bank of Chicago,
                                   Trustee


                                   By /s/ Steven M. Wagner
                                        Steven M. Wagner
                                        Vice President


* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).






                            EXHIBIT 6



               THE CONSENT OF THE TRUSTEE REQUIRED
                   BY SECTION 321(b) OF THE ACT



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Equifax Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,

                                        The First National Bank of Chicago


                                        By:  /s/ Steven M. Wagner
                                             Steven M. Wagner
                                             Vice President



                            EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago   Call Date: 09/30/97
Address:              One First National Plaza, Ste 0303   ST-BK:  17-1630 FFIEC 031
City, State  Zip:     Chicago, IL  60670                         Page RC-1

FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                 C400
                                                                      Dollar Amounts in               -----------------------------
                                                                         Thousands                 RCFD       BIL MIL THOU

----------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.       Cash and balances due from depository institutions (from Schedule
         RC-A):
         a. Noninterest-bearing balances and currency and coin <F1>................................ 0081        4,499,157      1.a.
         b. Interest-bearing balances <F2>......................................................... 0071        6,967,103      1.b.
2.       Securities
         a. Held-to-maturity securities(from Schedule RC-B, column A) ............................. 1754                0      2.a.
         b. Available-for-sale securities (from Schedule RC-B, column D)........................... 1773        5,251,713      2.b.
3.       Federal funds sold and securities purchased under agreements to
         resell ................................................................................... 1350        5,561,976      3.
4.       Loans and lease financing receivables:
         a. Loans and leases, net of unearned income (from Schedule RC-C)  ....... RCFD ........... 2122       24,171,565      4.a.
         b. LESS: Allowance for loan and lease losses ............................ RCFD ........... 3123          419,216      4.b.
         c. LESS: Allocated transfer risk reserve ................................ RCFD............ 3128                0      4.c.
         d. Loans and leases, net of unearned income, allowance, and
            reserve (item 4.a minus 4.b and 4.c)................................................... 2125       23,752,349      4.d.
5.       Trading assets (from Schedule RD-D) ...................................................... 3545        6,238,805      5.
6.       Premises and fixed assets (including capitalized leases) ................................. 2145          717,303      6.
7.       Other real estate owned (from Schedule RC-M) ............................................. 2150            7,187      7.
8.       Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M) ........................................................... 2130           77,115      8.
9.       Customers' liability to this bank on acceptances outstanding ............................. 2155          614,921      9.
10.      Intangible assets (from Schedule RC-M) ................................................... 2143          277,105     10.
11.      Other assets (from Schedule RC-F) ........................................................ 2160        2,147,141     11.
12.      Total assets (sum of items 1 through 11).................................................. 2170       56,108,875     12.

_________
[FN]
<F1>  Includes cash items in process of collection and unposted debits.
<F2>  Includes time certificates of deposit not held for trading.




Legal Title of Bank:  The First National Bank of Chicago   Call Date: 09/30/97
Address:              One First National Plaza, Ste 0303   ST-BK:  17-1630 FFIEC 031
City, State  Zip:     Chicago, IL  60670                         Page RC-2
FDIC Certificate No.:     0/3/6/1/8

Schedule RC-Continued
                                                                             Dollar Amounts in
                                                                                 Thousands                     Bil Mil Thou
                                                                             ------------------                ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1) ......................................                         RCON 2200    21,496,468    13.a
        (1) Noninterest-bearing(1) .......................................    RCON 6631  8,918,843                            13.a.1
        (2) Interest-bearing .............................................    RCON 6636 12,577,625                            13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)................................                         RCFN 2200    14,164,129    13.b.
        (1) Noninterest bearing...........................................    RCFN 6631    352,399                            13.b.1
        (2) Interest-bearing..............................................    RCFN 6636 13,811,730                            13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase: ......................................................                         RCFD 2800     3,894,469    14
15.  a. Demand notes issued to the U.S. Treasury                                                   RCON 2840        68,268    15.a
     b. Trading Liabilities(from Schedule RC-D)...........................                         RCFD 3548     5,247,232    15.b
16.  Other borrowed money:
     a. With a remaining  maturity of one year or less ...................                         RCFD 2332     2,608,057    16.a
     b. With a remaining  maturity of than one year through three years...                         A547            379,893    16.b
 .    c.  With a remaining maturity of more than three years ..............                         A548            323,042    16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding .............                         RCFD 2920       614,921    18
19.  Subordinated notes and debentures (2) ...............................                         RCFD 3200     1,700,000    19
20.  Other liabilities (from Schedule RC-G) ..............................                         RCFD 2930     1,222,121    20
21.  Total liabilities (sum of items 13 through 20) ......................                         RCFD 2948    51,718,600    21
22.  Not applicable   ....................................................
EQUITY CAPITAL
23.      Perpetual preferred stock and related surplus ...................                         RCFD 3838             0    23
24.      Common stock ....................................................                         RCFD 3230       200,858    24
25.      Surplus (exclude all surplus related to preferred stock).........                         RCFD 3839     2,989,408    25
26. a. Undivided profits and capital reserves.............................                         RCFD 3632     1,175,518    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ........................................................                         RCFD 8434        26,750    26.b.
27.      Cumulative foreign currency translation adjustments .............                         RCFD 3284        (2,259)   27
28.      Total equity capital (sum of items 23 through 27) ...............                         RCFD 3210     4,390,275    28
29.      Total liabilities and equity capital (sum of items 21 and 28) ...                         RCFD 3300    56,108,875    29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                        Number
    auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. RCFD 6724 .   N/A       M.1

1 =       Independent audit of the bank conducted in accordance         4. =  Directors' examination of the bank performed by other
          with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
          public accounting firm which submits a report on the bank           authority)
2 =       Independent audit of the bank's parent holding company        5 =   Review of the bank's financial statements by external
          conducted in accordance with generally accepted auditing            auditors
          standards by a certified public accounting firm which         6 =   Compilation of the bank's financial statements by
          submits a report on the consolidated holding company                external auditors
          (but not on the bank separately)                              7 =   Other audit procedures (excluding tax preparation
                                                                              work)
3 =       Directors' examination of the bank conducted in               8 =   No external audit work
          accordance with generally accepted auditing standards
          by a certified public accounting firm (may be required by
          state chartering authority)
_____________________________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.